John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on December 1, 2020, and payable on December 18, 2020. No action is required on your part.

Distribution Period:	December 2020
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable December 18, 2020, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 12/1/2020-12/31/2020		11/1/2020-10/31/2021 1
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1163	84%	0.2759	100%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0001	0%
Return of Capital or
Other Capital Source	0.0217	16%	0.0000	0%
Total per common share	0.1380	100%	0.2760	100%

Average annual total return (in relation to NAV) for the 5 years ended on November 30, 2020				7.95%
Annualized current distribution rate expressed as a percentage of NAV as of November 30,
2020				7.30%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2020				5.48%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
November 30, 2020				1.22%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

1The Fund's current fiscal year began on November 1, 2020, and will end on October 31, 2021.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the December 2020 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on December 21, 2020, and payable on January 29, 2021. No action is required on your part.

Distribution Period:	January 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable January 29, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 01/1/2021-01/31/2021		11/1/2020-01/31/20211
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0726	53%	0.3511	85%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital or
Other Capital Source	0.0654	47%	0.0629	15%
Total per common share	0.1380	100%	0.4140	100%

Average annual total return (in relation to NAV) for the 5 years ended on December 31, 2020				8.00%
Annualized current distribution rate expressed as a percentage of NAV as of December 31,
2020				7.31%
Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2020				6.73%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
December 31, 2020				1.83%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

1The Fund's current fiscal year began on November 1, 2020, and will end on October 31, 2021.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the January 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on March 1, 2021, and payable on March 31, 2021. No action is required on your part.

Distribution Period:	March 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable March 31, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 3/1/2021-3/31/2021		11/1/2020-3/31/2021 1
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1193	86%	0.6265	91%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital or
Other Capital Source	0.0187	14%	0.0635	9%
Total per common share	0.1380	100%	0.6900	100%

Average annual total return (in relation to NAV) for the 5 years ended on February 28, 2021				6.68%
Annualized current distribution rate expressed as a percentage of NAV as of February 28,
2021				7.53%
Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2021				-11.51%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
February 28, 2021				3.14%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

1The Fund's current fiscal year began on November 1, 2020 and will end on October 31, 2021.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the March 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on April 1, 2021, and payable on April 30, 2021. No action is required on your part.

Distribution Period:	April 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable April 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 04/1/2021-04/30/2021		11/1/2020-04/30/20211
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0803	58%	0.6999	85%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital or
Other Capital Source	0.0577	42%	0.1281	15%
Total per common share	0.1380	100%	0.8280	100%

Average annual total return (in relation to NAV) for the 5 years ended on March 31, 2021				7.28%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2021				6.87%
Cumulative total return (in relation to NAV) for the fiscal year through March 31, 2021				15.07%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of March
31, 2021				3.43%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

1The Fund's current fiscal year began on November 1, 2020, and will end on October 31, 2021.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the April 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.